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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.

     The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three months ended June 30, 1998 and 1997:

                                                   INCOME          SHARES        PER SHARE
                                                 (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                 -----------    -------------    ---------
For the Three Months Ended June 30, 1998:
  Basic EPS....................................  $1,785,000       4,468,000        $0.40
  Effective of dilutive securities:
     Stock Options.............................          --         425,000
                                                 ----------       ---------
  Diluted EPS..................................  $1,785,000       4,893,000        $0.36
For the Three Months Ended March 31, 1997:
  Basic EPS....................................  $1,448,000       4,422,000        $0.33
  Effective of dilutive securities:
     Stock Options.............................          --         419,000
                                                 ----------       ---------
  Diluted EPS..................................  $1,448,000       4,841,000        $0.30

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